UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2021

Strategic Education, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-21039	52-1975978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2303 Dulles Station Boulevard, Herndon, VA	20171
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 561-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	STRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

Recast Financial Statements

In this Current Report on Form 8-K, Strategic Education, Inc. (“SEI” or the “Company”) is recasting consolidated financial information for the years 2019 and 2020 to reflect changes in segment presentation that will commence when the Company reports its first quarter 2021 results on April 29, 2021. The previously announced new segment reporting will reflect changes to divisional operating structure that were made during the fourth quarter of 2020 for reporting beginning in 2021 and in the future, and which are detailed below in Exhibit 99.1. The updates do not represent a restatement of previously issued financial statements.

The disclosure in this Current Report on Form 8-K does not reflect events occurring after March 1, 2021, the date that SEI filed its 2020 Form 10-K, and does not modify or update the disclosures therein in any way, other than as required to give effect to the change in reportable segments. For information on developments regarding SEI since the filing of the 2020 Form 10-K, please refer to our Current Reports on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Segment Reporting
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC EDUCATION, INC.
Date: April 6, 2021

	By:	/s/ Daniel W. Jackson
Daniel W. Jackson
Executive Vice President and Chief Financial Officer